FOR IMMEDIATE RELEASE

BP Midstream Partners LP (NYSE: BPMP)                         Exhibit 99.1

BP MIDSTREAM PARTNERS REPORTS SECOND QUARTER 2019 RESULTS

•	Another quarter of solid performance with Net income attributable to the Partnership of $37.3 million.

•	Resilient asset performance and continuing performance momentum underpins increase to full-year Cash available for distribution guidance to $165-175 million.

•	Declared quarterly cash distribution of 32.37 cents per unit for the second quarter of 2019, an increase of 3.6% over the first quarter of 2019.

HOUSTON, August 8, 2019 - BP Midstream Partners LP (“BPMP” or the “Partnership”) today reported financial results for the second quarter ended June 30, 2019.

“BPMP delivered another quarter of solid operating and financial results, again demonstrating the underlying strength and robustness of our high quality asset portfolio,” said Rip Zinsmeister, Chief Executive Officer. “We continue to deliver on what we said we were going to do. And, considering our performance during the first six months of the year, and the continued growth in Cash available for distribution we see through the second half of the year, we have increased our full year Cash available for distribution guidance to $165-175 million. The resilience of our asset portfolio’s performance underpins the confidence we have in our financial frame and guidance. We believe we are on track to deliver our full-year target of mid-teens distribution growth in 2019 to unitholders.”

Operational results

During the second quarter, total pipeline gross throughput was 1.7 million barrels a day of oil equivalent, setting a new record for the highest throughput achieved since the initial public offering of BPMP. This was 8% higher than the first quarter of 2019 and 18% higher than the same period in 2018.

Compared with the first quarter of 2019, volumes on Proteus and Endymion offshore pipelines were significantly higher, with the BP-operated Thunder Horse facility returning to normal operations following maintenance activity during the first quarter of 2019. Additionally, new volumes flowed from the Mattox pipeline (which connects into Proteus and Endymion pipelines) following the start-up of the Shell-operated Appomattox facility in May 2019. These higher volumes were partially offset by lower throughput on the BP2 and Diamondback onshore pipelines, as expected.

Financial results

GAAP Measures:

•	Net income attributable to the Partnership in the second quarter was $37.3 million (or $0.35 per unit).

•	Cash from operating activities was $50.2 million for the three months ended June 30, 2019.

•	Cash on hand was $75.4 million at June 30, 2019.

•	Outstanding borrowings were $468.0 million under our $600.0 million unsecured revolving credit facility with an affiliate of BP, at June 30, 2019.

Non-GAAP Measures:

•	Adjusted EBITDA* attributable to the Partnership in the second quarter was $45.6 million.

•	Cash available for distribution* attributable to the Partnership generated in the second quarter was $42.9 million.

•
Quarterly cash distribution: On July 17, 2019, the board of directors of the general partner of BPMP declared an increased quarterly cash distribution of $0.3237 per unit for the second quarter of 2019.

•	Distribution coverage ratio was 1.25 times for the second quarter.

* Adjusted EBITDA and cash available for distribution are Non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

FOR IMMEDIATE RELEASE

Net income attributable to the Partnership for the second quarter was $37.3 million. This was broadly flat compared with the first quarter of 2019, and 22% higher than the same period in 2018. Compared with the first quarter of 2019, the result reflects higher income from equity method investments, driven by higher throughput on the Proteus and Endymion offshore pipelines. This was largely offset by lower revenues relating to the BP2 and Diamondback onshore pipelines, as volumes on these pipelines declined during the second quarter as expected. Higher operating expenses during the second quarter related to an insurance deductible associated with the building fire at the Griffith Station on BP2.

Adjusted EBITDA for the second quarter was $45.6 million, 2% higher compared with the first quarter of 2019 and 36% higher than the same period in 2018. Cash available for distribution for the second quarter was $42.9 million, 8% higher compared with the first quarter of 2019 and 32% higher than the same period in 2018. The portfolio continued to grow Adjusted EBITDA and Cash available for distribution during the second quarter, while comfortably absorbing the impacts of maintenance at BP’s Whiting refinery. We believe this strong performance demonstrates the resilience of BPMP’s asset portfolio.

Guidance

2019 full year Cash available for distribution guidance is increased to $165-175 million. There are no other changes to BPMP’s financial frame.

Webcast and conference call

A webcast and conference call will be held at 9:00 a.m. CST on August 8, 2019, hosted by Robert Zinsmeister, Chief Executive Officer; Craig Coburn, Chief Financial Officer; and Brian Sullivan, Vice President Investor Relations, to discuss BPMP’s performance in the second quarter 2019. Interested parties may listen to the presentation at www.bpmidstreampartners.com, by clicking on the “2019 Second Quarter Results Webcast” link, found in the "Events & Presentations" section under the Investor Relations menu option. A replay of the webcast will be available following the live event. The Partnership has also posted an investor presentation to its website. Information on the Partnership's website does not constitute a portion of this press release.

Upcoming Conference Participation

BPMP plans to participate at the Citi Midstream & Energy Infrastructure Conference in Las Vegas, Nevada on August 14, 2019.

About BP Midstream Partners

BPMP is a fee-based, growth-oriented master limited partnership formed by BP Pipelines (North America), Inc. (“BP Pipelines”) to own, operate, develop and acquire pipelines and other midstream assets. BPMP’s assets consist of interests in entities that own crude oil, natural gas, refined products and diluent pipelines, and refined product terminals, serving as key infrastructure for BP and other customers to transport onshore crude oil production to BP’s Whiting Refinery and offshore crude oil and natural gas production to key refining markets and trading and distribution hubs. Certain of BPMP’s assets deliver refined products and diluent from the Whiting Refinery and other U.S. supply hubs to major demand centers.
For more information on BPMP and the assets owned by BPMP, please visit www.bpmidstreampartners.com.

FOR IMMEDIATE RELEASE

Cautionary statement

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent BPMP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of BPMP’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, BPMP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for BPMP to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in BPMP’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2018 filed with SEC on February 28, 2019. The risk factors and other factors noted in BPMP’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP financial measures

This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities, respectively. Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income or net cash provided by operating activities.

Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA or cash available for distribution in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References to Adjusted EBITDA in this press release refer to net income before net interest expense, income taxes, gain or loss from disposition of property, plant and equipment and depreciation and amortization, plus cash distributed to the Partnership from equity method investments for the applicable period, less income from equity method investments. We define Adjusted EBITDA attributable to the Partnership as Adjusted EBITDA less Adjusted EBITDA attributable to non-controlling interests. We define cash available for distribution as Adjusted EBITDA attributable to the Partnership plus net adjustments from volume deficiency agreements, less maintenance capital expenditures, net interest paid/received, cash reserves, and income taxes paid. Cash available for distribution does not reflect changes in working capital balances.

The Partnership is unable to provide financial guidance for projected net income or net cash provided by operating activities without unreasonable effort, and, therefore, is unable to provide a reconciliation of its Adjusted EBITDA and

FOR IMMEDIATE RELEASE

cash available for distributions projections to net income or net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

The Partnership has not included a reconciliation of projected cash available for distribution to the nearest GAAP financial measure for 2019 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise.

Further Information

BP Press Office: uspress@bp.com
BPMP Investor Relations: bpmpir@bp.com

FOR IMMEDIATE RELEASE

RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars, unless otherwise indicated)	2019	2018	2019	2018
Revenue	$28,600	$28,935	$58,841	$55,554
Costs and expenses
Operating expenses	4,839	4,043	9,602	7,624
Maintenance expenses	652	871	956	927
General and administrative	4,153	3,857	8,551	8,068
Lease expense	18	15	36	30
Depreciation	658	662	1,314	1,324
Impairment and other, net	1,000	—	1,000	—
Property and other taxes	141	112	250	223
Total costs and expenses	11,461	9,560	21,709	18,196
Operating income	17,139	19,375	37,132	37,358
Income from equity method investments	28,838	20,842	53,208	43,681
Interest expense, net	3,782	25	7,526	139
Income before income taxes	42,195	40,192	82,814	80,900
Income tax expense	—	—	—	—
Net income	42,195	40,192	82,814	80,900
Less: Net income attributable to non-controlling interests	4,864	9,722	8,330	19,891
Net income attributable to the Partnership	$37,331	$30,470	$74,484	$61,009

Net income attributable to the Partnership per limited partner unit - basic and diluted (in dollars):
Common units	$0.35	$0.29	$0.70	$0.58
Subordinated units	$0.35	$0.29	$0.70	$0.58

Distributions declared per limited partner unit (in dollars):
Common units	$0.3237	$0.2725	$0.6363	$0.5400
Subordinated units	$0.3237	$0.2725	$0.6363	$0.5400

Weighted average number of limited partner units outstanding - basic and diluted (in millions):
Common units – public	47.8	47.8	47.8	47.8
Common units – BP Holdco	4.6	4.6	4.6	4.6
Subordinated units – BP Holdco	52.4	52.4	52.4	52.4

FOR IMMEDIATE RELEASE

ADDITIONAL FINANCIAL DATA

	Three Months Ended	Six Months Ended
(in thousands of dollars, except per-unit data and ratio data)	June 30, 2019	June 30, 2019
Quarterly distribution declared per unit (in dollars)	$0.3237	$0.6363
Adjusted EBITDA attributable to the Partnership	45,605	90,159
Cash available for distribution attributable to the Partnership	42,936	82,582
Distribution declared:
Limited partner units – public	15,475	30,418
Limited partner units – BP Holdco	18,437	36,242
General partner	403	601
Total distribution declared	34,315	67,261
Coverage ratio(1)	1.25	1.23

(1)	Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

FOR IMMEDIATE RELEASE

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2019	2018	2019	2018
Net income	$42,195	$40,192	82,814	80,900
Add:
Depreciation	658	662	1,314	1,324
Interest expense, net	3,782	25	7,526	139
Cash distribution received from equity method investments – Mardi Gras Joint Ventures	17,233	17,135	30,288	35,917
Cash distribution received from equity method investments – Mars	13,680	10,118	25,838	22,943
Cash distribution received from equity method investments – Others	2,927	—	6,188	—
Less:
Income from equity method investments – Mardi Gras Joint Ventures	13,897	12,153	23,800	24,865
Income from equity method investments – Mars	11,891	8,689	23,715	18,816
Income from equity method investments – Others	3,050	—	5,693	—
Adjusted EBITDA	51,637	47,290	100,760	97,542
Less:
Adjusted EBITDA attributable to non-controlling interests	6,032	13,708	10,601	28,734
Adjusted EBITDA attributable to the Partnership	45,605	33,582	90,159	68,808
Add:
Net adjustments from volume deficiency agreements	982	(509)	251	823
Less:
Net interest paid/(received)	3,714	162	11,444	146
Maintenance capital expenditures	64	387	266	472
Cash reserves	(127)	—	(3,882)	—
Cash available for distribution attributable to the Partnership	$42,936	$32,524	$82,582	$69,013

FOR IMMEDIATE RELEASE

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET CASH PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2019	2018	2019	2018
Net cash provided by operating activities	$50,168	45,777	$87,209	$87,837
Add:
Interest expense, net	3,782	25	7,526	139
Distributions in excess of earnings from equity method investments	3,463	4,983	6,622	11,053
Change in other assets and liabilities	(4,692)	(3,450)	539	(1,403)
Less:
Non-cash adjustments	84	45	136	84
Impairment and other, net*	1,000	—	1,000	—
Adjusted EBITDA	51,637	47,290	100,760	97,542
Less:
Adjusted EBITDA attributable to non-controlling interests	6,032	13,708	10,601	28,734
Adjusted EBITDA attributable to the Partnership	45,605	33,582	90,159	68,808
Add:
Net adjustments from volume deficiency agreements	982	(509)	251	823
Less:
Net interest paid/(received)	3,714	162	11,444	146
Maintenance capital expenditures	64	387	266	472
Cash reserves	(127)	—	(3,882)	—
Cash available for distribution attributable to the Partnership	$42,936	$32,524	$82,582	$69,013

* This includes $3.1 million of costs related to the Griffith Station Incident (impairment charge of $2.3 million and $0.8 million for response expense), net of $(2.1) million in offsetting insurance receivable. The net charge of $1.0 million reflects our insurance deductible.

FOR IMMEDIATE RELEASE

SELECTED OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
Pipeline throughput (thousands of barrels per day) (1)(2)	2019	2018	2019	2018
BP2	275	295	291	291
Diamondback	55	73	67	77
River Rouge	73	65	71	63
Total Wholly Owned Assets	403	433	429	431

Mars	569	451	562	458

Caesar	204	174	209	190
Cleopatra (3)	26	21	26	22
Proteus	184	175	141	179
Endymion	184	175	141	179
Mardi Gras Joint Ventures	598	545	517	570

Ursa	119	42	116	53

Average revenue per barrel ($ per barrel)(2)(4)
Total Wholly Owned Assets	$0.78	$0.73	$0.76	$0.71
Mars	1.16	1.15	1.19	1.20
Mardi Gras Joint Ventures	0.66	0.65	0.69	0.65
Ursa	0.88	0.92	0.87	0.85

(1)	Pipeline throughput is defined as the volume of delivered barrels.

(2)
Interest in Ursa was contributed to the Partnership on October 1, 2018 and throughput and average revenue per barrel is presented on a 100% basis for the three and six months ended June 30, 2019 and 2018.

(3)	Natural gas is converted to oil equivalent at 5.8 million cubic feet per one thousand barrels.

(4)	Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period.

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CAPITAL EXPENDITURES(1) (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2019	2018	2019	2018
Cash spent on maintenance capital expenditures	$64	$387	$266	$472
Increase in accrued capital expenditures	36	—	41	179
Total capital expenditures incurred	$100	$387	$307	$651

(1)	Capital expenditures presented above are related to the Wholly Owned Assets.

FOR IMMEDIATE RELEASE

SELECTED BALANCE SHEET DATA (UNAUDITED)

(in thousands of dollars)	June 30, 2019	December 31, 2018
Cash and cash equivalents	$75,402	$56,970
Property, plant and equipment, net	65,273	68,580
Total assets	699,723	693,203
Long-term debt	468,000	468,000
Total equity	218,644	210,852

August 8, 2019

The information in this release reflects the unaudited consolidated financial position and results of BP Midstream Partners LP.